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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-2496, No. 33-49380, No. 33-72606, No. 333-00933,
No. 333-21999, No. 333-37136, No. 333-88088, and No. 333-117992) of Keithley
Instruments, Inc. of our report dated December 13, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
December 13, 2005